UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

November 16, 2009

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                  33-19107                                   38-2780733

       (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

        incorporation or  organization)                 file number)                  Identification Number)

23399 Commerce Dr. Ste B-1

Farmington Hills, MI 48335

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 994-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 4.02. Non–Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Review.

We have detected some accounting errors that have effected the previous accounting periods starting September 30, 2008 through  June 30, 2009.  This is due to two license agreements that were not recorded in the reporting period ended September 30, 2008.  The Company will file the amended financial reports covering the periods above as soon as possible.

The impact of the correcting accounting entries is reflected in the financial statements and related disclosures presented in the financial report on Form 10-Q filed for the period ended September 30, 2009.

The following represents a summary of the accounting errors that have affected the prior periods:

1.   Two license agreements between Environmental Recycling Technologies, PLC, (“ENRT”) and our subsidiary Global tech International (“GTI”) were not recorded in June 2008 in the total amount of $650,000.  These licenses are being amortized over 15 years and 5 months.

2.    Minimum royalty expense related to the above licenses was understated by $107,250 for the quarter ended March 31, 2009 and $43,750 for the quarter ended June 30, 2009.

As a result, total intangible assets were understated by $650,000 for the year ended December 31, 2008 through June 30, 2009, and amortization expense was understated by $12,297 for the year 2008 and $21,080 for the six-months ended June 30, 2009.

Goodwill was overstated by $650,000 at September 30, 2008 through June 30, 2009, and retained earnings were understated by $40,384 at December 31, 2008 and overstated by $133,107 at June 30, 2009.

Management discussed with the Company’s independent accountants the matters disclosed in this filing, and they have reviewed and agreed to the changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 16, 2009

                                                                                      LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

Thomas W. Itin,

                                                                                    President & CEO